EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Stem Holdings, Inc., a Nevada corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The quarterly report on Form 10-K/A (Amendment No. 1) for the period ended September 30, 2020 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 28, 2020

/s/ Steven Hubbard
Steven Hubbard
Principal Financial and Accounting Officer

A signed original of this written statement required by Section 906 has been provided to STEM HOLDINGS, INC. and will be retained by STEM HOLDINGS, INC. and furnished to the Securities and Exchange Commission or its staff upon request.